AMENDMENT NUMBER 2 TO
AND CONSENT UNDER
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER 2 TO AND CONSENT UNDER AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 29, 2003, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), in light of the following:

W I T N E S S E T H

        WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”); and

        WHEREAS, Borrowers have requested that the Loan Agreement be amended to modify certain terms more fully set forth hereinbelow; and

        WHEREAS, Borrowers have requested that Agent and Lenders consent to the establishment of and investment in a certain new Subsidiary by Borrowers; and

        WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to so consent to the amendment of the Loan Agreement and the establishment of such Subsidiary;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.     DEFINITIONS   Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.     AMENDMENTS TO LOAN AGREEMENT   Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety:

        “Adjusted EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains, plus (a) interest expense, (b) income taxes, (c) depreciation, (d) amortization, (e) restructuring charges for the Highland Partners line of business not to exceed $12,000,000 in the aggregate, (f) write-offs of bad debt receivables that (i) relate to receivables that existed prior to the Spin-Off and (ii) are written off on or before September 30, 2003, (g) expenses (primarily severance and leased property costs) related to the strategic repositioning of the Hudson European and ANZ businesses not to exceed $11,000,000 in the aggregate that are expensed during the fourth calendar quarter of 2003, and (h) write-offs of goodwill taken in accordance with accounting principles for such period, as determined in accordance with GAAP.

3.     CONSENT.

        (a)     At the request of Borrowers and notwithstanding anything in the Loan Documents to the contrary, Lender hereby consents to the establishment of Hudson Global Resources HC, LLC, a Delaware limited liability company (“HH HC”), as a wholly-owned Subsidiary of Parent and as a Guarantor, provided that, promptly upon its establishment HH HC shall execute and deliver to Agent appropriate Subsidiary Documents or joinders thereto, together with such documents evidencing proper corporate organization, good standing, and authorization as were required under Section 3.2 of the Loan Agreement with respect to Guarantors as of the Activation Date and any other agreements, instruments and documents as Agent may require to record and/or perfect security interests in HH HC’s assets.

        (b)     It is expressly understood, acknowledged, and agreed that the membership interests of HH HC are items of Collateral subject to the applicable provisions of the Loan Agreement and the Stock Pledge Agreement. Borrowers hereby agree to deliver to Agent promptly such other agreements, instruments and documents as Agent may require to record and/or perfect security interests in the membership interests of HH HC, including, without limitation, any joinder or amendment to the Stock Pledge Agreement as Agent may require and all certificates, if any exist, evidencing the membership interests of HH HC together with appropriate powers endorsed in blank.

4.     CONDITIONS PRECEDENT TO THIS AMENDMENT.   The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

        (a)     Agent shall have received for its own account an amendment fee in the amount of $20,000;

        (b)     The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

        (c)     No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

        (d)     No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

5.     CONSTRUCTION.   THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

6.     ENTIRE AMENDMENT; EFFECT OF AMENDMENT.   This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7.     COUNTERPARTS; TELEFACSIMILE EXECUTION.   This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.     MISCELLANEOUS

        (a)     Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

        (b)     Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC.,
as Parent and a Borrower
By: /s/ Steven B. London
~	Title: VP Global Treasurer
HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND
GROUP GLOBAL RESOURCES AMERICA, INC.,
as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND
GROUP GLOBAL RESOURCES HOLDINGS, INC., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HUDSON GLOBAL RESOURCES MANAGMENT, INC., fka HUDSON HIGHLAND
GROUP GLOBAL RESOURCES MANAGEMENT, INC., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HUDSON GLOBAL RESOURCES LIMITED,
as a Borrower
By: /s/ Steven B. London
Title: Authorized Person

HIGHLAND PARTNERS LIMITED, as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
JAMES BOTRIE AND ASSOCIATES INC., as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
HIGHLAND PARTNERS CO. (CANADA), fka 3057313 NOVA SCOTIA
COMPANY, as a Borrower
By: /s/ Steven B. London
Title: Authorized Person
WELLS FARGO FOOTHILL, INC.,
as Agent and as a Lender
By: /s/ John Leonard
Title: Assistant Vice President